II. CODE OF ETHICS

                              TOPICS IN THIS CODE

A.   Standard of Conduct

B.   Confidential Information

C.   Material Nonpublic Information

D.   Fiduciary Duty and Conflicts of Interest

E.   Scalping or Front running

F.   Unfair Treatment of Certain Clients Vis-a-Vis Others

G.   Dealing with Clients as Agent and Principal

H.   Workplace Communications and Computer Usage Policy

I.   Personal Trading; Timely Reporting of Trades

J.   Employee's Responsibility to Know the Rules and Comply with Applicable
     Laws

K.   Designation and Responsibilities of Compliance Officer

L.   Drug and Alcohol Policy

     A.   STANDARD OF CONDUCT

The purpose of this Code of Ethics is to set forth certain key guidelines that have been adopted by Numeric as the official policy for the guidance of all personnel and to specify the responsibility of all Employees to act in accordance with their fiduciary duty to Clients and to comply with all applicable laws and regulations concerning the securities industry. In particular, the Advisers Act makes it unlawful for investment advisers to engage in fraudulent personal securities transactions.(4)

Employees should be aware of the requirements of the Advisers Act as well as The CFA Institute's "Code of Ethics and Standards of Professional Conduct." Careful adherence is essential to safeguard the interests of Numeric and all Clients. Numeric expects that all Employees will conduct themselves in accordance with high ethical standards, which should be premised on the concepts of integrity, honesty and trust. A copy of this Manual is made available to all new Employees as part of their orientation process and is available upon request to all Employees during their employment with Numeric.

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(4) Rule 204A-1 of the Advisers Act requires an investment adviser covered by the Rule to adopt a Code of Ethics that contains provisions reasonably necessary to prevent an employee from engaging in conduct prohibited by the principles of the Rule. The Rule also requires that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics. This Code of Ethics is adopted pursuant to Rule 204A-1 under the Advisers Act


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As noted, all Employees of Numeric must conduct themselves in full compliance with all applicable laws and regulations concerning the securities industry. In particular, all Employees should be familiar with those laws and regulations governing fiduciary duties and "insider trading."

This Code of Ethics is based on fundamental principles that Numeric and Employees must put Client interests first. As an investment adviser, Numeric has fiduciary responsibilities to all of its Clients, including all those invested in pooled investment vehicles for which it serves as investment adviser. Fiduciaries owe their Clients a duty of loyalty, meaning that Numeric's interests should never take precedence over those of its Clients. Among Numeric's fiduciary responsibilities is the responsibility to ensure that Employees conduct their personal securities transactions in a manner which does not interfere or appear to interfere with any Client transactions or otherwise take unfair advantage of their relationship to Clients. All Employees must adhere to this fundamental principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with the provisions of this Code of Ethics and Manual will not insulate from scrutiny transactions which show a pattern of compromise or abuse of an Employee's fiduciary responsibilities to Clients. Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interest and the interest of Clients.

All Employees are subject to Numeric's insider trading policies, which are considered an integral part of this Code of Ethics. Numeric's insider trading policies, which are set forth in Section II.C below, prohibit Employees from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits Employees from communicating to third parties any material nonpublic information about any security or issuer of securities.

It is the responsibility of every Employee to know these laws and regulations and to comply with them. If an Employee needs copies of any laws or regulations concerning the securities business or has any questions about the legality of any transaction, the Employee should consult the Compliance Officer. Failure to comply with such laws and regulations or this Code may result in sanctions and possibly, depending on the circumstances, immediate dismissal.

Although Numeric's fiduciary duties require more than simply avoiding illegal and inappropriate behavior, at a minimum all Employees should be aware that, as a matter of policy and the terms of their employment with Numeric, the following types of activities are strictly prohibited:

     (1) Using any device, scheme or artifice to defraud, or engaging in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon, any Client or prospective Client or any party to any securities transaction in which Numeric or any Clients is a participant;

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     (2)  Making any untrue statement of a material fact or omitting to state to any person a material fact necessary in order to make the statements Numeric has made to such person, in light of the circumstances under which they are made, not misleading;

     (3) Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative, particularly with respect to a Client or prospective Client; and

     (4) Causing Numeric, acting as principal for its own account or for any account in which Numeric or any person associated with Numeric has a greater than 25% beneficial interest, to sell any security to or purchase any security from a Client in violation of any applicable law, rule or regulation of a governmental agency.

In addition, Numeric wishes to maintain a reputation for the highest integrity. To accomplish this goal, Numeric requires that all Employees continually adhere to these basic principles:

     (1)  Place the interests of Clients first;

     (2) Treat Clients fairly and reasonably and those in similar circumstances as equally as possible;

     (3)  Exercise due care in handling all information concerning Clients;

     (4) Avoid any actual or potential conflict of interest in personal securities transactions;

     (5) Avoid taking inappropriate advantage of your positions of trust and responsibility; and

     (6) Do not damage the efficient, fair and orderly operation of the securities markets or investors' confidence therein.

     B.   CONFIDENTIAL INFORMATION

     1.   GENERAL INFORMATION ON CONFIDENTIALITY OBLIGATIONS

Numeric has a fiduciary duty to its Clients not to divulge or misuse information obtained in connection with its services as an investment adviser. In addition, the SEC's Regulation S-P requires investment advisers to have policies and procedures in place to protect the nonpublic personal information of Clients that are natural persons and to disclose such policies to such Clients. Numeric is committed to protecting the nonpublic personal information of Clients.


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In addition, all information, whether of a personal or business nature, that an
Employee obtains about a Client's affairs in the course of employment with Numeric should be treated as confidential and used only to provide services to or otherwise to the benefit of the Client. Such information may sometimes include information about non-Clients, and that information should likewise be held in confidence. Even the fact that Numeric advises a particular Client should be treated as confidential, absent specific permission or instructions from the Client.

     2.   WHO IS SUBJECT TO NUMERIC'S POLICIES CONCERNING CONFIDENTIAL
          INFORMATION?

     All Employees are subject to these policies.

     3. WHAT ARE THE DUTIES AND RESPONSIBILITIES OF EMPLOYEES WITH RESPECT TO CONFIDENTIAL INFORMATION?

Numeric has a fiduciary duty to its Clients not to divulge information obtained from or about a Client in connection with its services as an adviser. Employees must not, at any time during or after their employment with Numeric, repeat or disclose confidential information received from or about Clients outside Numeric TO ANYONE, including relatives, friends or strangers without Numeric's written consent. The types of information that constitute "Confidential Information" are described in detail in the non-disclosure agreement each Employee is required to sign upon commencement of employment with Numeric. Any misuse of confidential information about a Client is a disservice to the Client that may cause both the Client and Numeric substantial injury. Failure to comply with this policy may have very serious consequences for Employees and for Numeric, including the possibility that Employees might be criminally prosecuted for misusing the information, as described in Section II. C below.

     4. WHAT ARE SOME STEPS THAT EMPLOYEES CAN TAKE TO ASSURE THAT CONFIDENTIAL INFORMATION IS NOT DISCLOSED TO PERSONS OUTSIDE THE OFFICE?

There are a number of steps Employees should take to help preserve Client and other confidences, including the following:

     (a) Employees should be sensitive to the problem of inadvertent or accidental disclosure. Careless conversation, naming names or describing details of a current or proposed trade, investment or transaction in a lounge, hallway, elevator or restroom, or in a train, taxi, airplane, restaurant or other public place, can result in the disclosure of confidential information and should be strictly avoided.

     (b) Maintenance of confidentiality requires careful safeguarding of papers and documents, both inside and outside Numeric. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate. Computer files, mobile phones, flash drives or disks should be password protected.


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     (c)  If an Employee uses a speakerphone, the Employee should be careful to refrain from using it in any way that might increase the likelihood of accidental disclosure. Use caution, for example, when participating in a speakerphone conversation dealing with confidential information if the office door is open, or if the speakerphone volume is set too high. The same applies if an Employee knows or suspects that a speakerphone or a second extension phone is being used at the other end of a telephone conversation.

     (d) In especially sensitive situations, it may be necessary to establish barriers to the exchange of information within Numeric and to take other steps to prevent the leak of confidential information.

     (e) Employees should be aware that email and information transmitted through the Internet may not be secure from hacking or interception and should be cautious in transmitting confidential information by email or through the Internet.

     C.   MATERIAL NONPUBLIC INFORMATION


All Employees are reminded that purchasing or selling securities on the basis of, or while in possession of, material nonpublic information for their own, for a Client's or for Numeric's account is a crime punishable by imprisonment as well as large fines. "Tipping" another person who engages in such activities is also a crime. The terms "material" and "nonpublic" are described below.

The sanctions for trading while in possession of "material nonpublic information" (commonly referred to as "insider trading") can be severe. In recent years, the SEC has aggressively sought and prosecuted persons who traded on "inside information." Criminal prosecution is also a possibility. Criminal and civil penalties for insider trading and tipping are severe, both for individuals involved in such unlawful conduct, as well as their supervisors, employers or other controlling persons. Penalties can be imposed whether or not the person committing the violation actually benefited. Penalties can include civil injunctions; disgorgement of profits; jail sentences; fines for the person who committed the violation of up to three times the profit gained or loss avoided.

Willful misuse of material nonpublic information will, and any form of misuse may, result in dismissal from employment by Numeric. Numeric may report violations to governmental or regulatory authorities.


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Employees should be careful to avoid even the appearance of wrongdoing. Even an innocent purchase or sale of securities by an Employee who is unaware that other Employees possess material nonpublic information about an issuer may damage Numeric's reputation and may lead to protracted investigations and audits of both Numeric and Employees. Because of the legal ramifications and reputational risks to Numeric if any such information is misused or if there is the appearance of misuse, these policies and procedures are of the utmost importance to Numeric's business.

The following sections of this Manual seek to answer some of the most commonly asked questions about insider trading. In the questions and answers that follow, the term "issuer" refers to an entity, such as a corporation, partnership or state agency, that has issued securities, and the term "securities" is used in the broadest sense to include privately held and publicly traded stocks, bonds, options and other investment vehicles that the SEC considers to be securities. Because the analysis of the elements of insider trading is complex, Employees should consult with the Compliance Officer directly if there are any questions about whether information is "material" or "nonpublic" or if a proposed transaction could violate the insider trading laws. Any Employee who believes that he/she has obtained material, nonpublic information must refrain from sharing and trading on the basis of such information until this consultation occurs.

     1.   WHO IS SUBJECT TO THE INSIDER TRADING RULES?

All Employees and all persons - friends, relatives, business associates and others -who receive material nonpublic information from Employees concerning an issuer of securities (whether such issuer is a Client or not) are subject to these rules. It does not matter whether the issuer is public or private.

At Numeric, the rules apply to all Employees. Furthermore, if an Employee discloses material nonpublic information concerning an issuer of securities to a person outside Numeric, and that person trades in securities of that issuer, such Employee and such person may both have civil and criminal liability and the Employee may face termination.

     2.   WHAT IS NONPUBLIC INFORMATION?

Generally speaking, nonpublic information is information about an issuer's business or operations (past, present or prospective) that becomes known to an Employee and which is not otherwise widely available to the general public. The distribution of information through narrower channels, such as the posting of information on a rarely frequented website, may be insufficient to make the information public. The fact that nonpublic information is reflected in rumors in the marketplace does not mean that the information has been publicly disseminated. It is important to note that even after information becomes public, many aspects relating to a matter may remain nonpublic.



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     3.   WHAT IS MATERIAL INFORMATION?

Although neither the courts nor the SEC has defined "material" precisely, the word is similar in meaning to "important" or "significant." Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or if the information is reasonably likely to affect the price of an issuer's securities. Material information can be positive or negative and may relate to uncertain or speculative events. Needless to say, if the undisclosed information would influence an Employee's own decision to buy or sell or to trade for a Client or Numeric, the information should be considered material and an Employee should not trade or permit Numeric to trade for any Client or itself until it has been publicly disclosed.

     4.   HOW DOES "MATERIAL NONPUBLIC" DIFFER FROM "CONFIDENTIAL INFORMATION"?

Here is an example that should clarify the difference between the two. Suppose Numeric is engaged by the president of a publicly traded corporation to provide advice with respect to her personal pension fund and while working on the matter an Employee learns the amount of alimony she pays to her former spouse. That discovery should be kept confidential, but it almost certainly has no bearing on the value of her corporation's securities and is therefore not "material" information about the corporation itself. Accordingly, an Employee of Numeric could buy or sell securities of that issuer so long as the Employee possessed no material nonpublic information about the corporation. However, disclosure of the president's alimony payments may be embarrassing to her and may be improper under an Employee's confidentiality obligations (see Section II.B above).

In other words, confidential information should never be disclosed, but it is not always material nonpublic information. Possessing confidential information is not necessarily an impediment to participating in the securities markets concerning a particular issuer.

     5. ARE THERE CERTAIN KINDS OF INFORMATION THAT ARE PARTICULARLY LIKELY TO BE "MATERIAL NONPUBLIC INFORMATION"?

Yes. While the following list is by no means complete, information about the following subjects is particularly sensitive:

     (a)  Dividends, stock dividends and stock splits.

     (b)  Sales and earnings and forecasts of sales and earnings.

     (c)  Changes in previously disclosed financial information.

     (d) Corporate acquisitions, tender offers, major joint ventures or merger proposals.


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     (e)  Significant negotiations, new contracts or changes in significant business relationships.

     (f)  Changes in control or a significant change in management.

     (g) Adoption of stock option plans or other significant compensation plans.

     (h)  Proposed public or private sales of additional or new securities.

     (i)  Significant changes in operations.

     (j)  Large sales or purchases of stock by principal stockholders.

     (k) Purchases or sales of substantial corporate assets, or decisions or agreements to make any such purchase or sale.

     (l)  Significant increases or declines in backlogs of orders.

     (m)  Significant new products to be introduced.

     (n)  Write-offs.

     (o)  Changes in accounting methods.

     (p) Unusual corporate developments such as major layoffs, personnel furloughs or unscheduled vacations for a significant number of workers.

     (q) Labor slowdowns, work stoppages, strikes, or the pending negotiation of a significant labor contract.

     (r) Significant reductions in the availability of goods from suppliers or shortages of these goods.

     (s)  Extraordinary borrowings.

     (t)  Major litigation.

     (u) Governmental investigations concerning Numeric or any of its officers or directors.

     (v)  Financial liquidity problems.

     (w)  Bankruptcy proceedings.

     (x)  Establishment of a program to repurchase outstanding securities.



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     6.   WHAT IS THE LAW REGARDING THE USE OF MATERIAL NONPUBLIC INFORMATION?

Insider trading liability may result when an individual trades on the basis of inside information (i) if the trading breaches a duty of trust and confidence owed to the issuer, the source, or the owner of the information, or (ii) if the information was disclosed to the individual in breach of a duty of trust and confidence, owed to the issuer, the source, or the owner of the information, by the person who disclosed the information. The existence or absence of a duty of trust and confidence is a factual issue requiring an examination of all of the relevant circumstances.

Federal law, and the policy of Numeric, prohibit any Employee from using material nonpublic information, whether obtained in the course of working at Numeric or otherwise, for his or her private gain, for Numeric's gain or for a Client's gain and prohibit any Employee from furnishing such information to others for their private gain. This is true whether or not the information is considered "confidential". When in doubt, the information should be presumed to be material and should not be disclosed to the public. No trades should be executed for any Employee, any Client or for Numeric, if the person executing the trade or Numeric has material nonpublic information about the issuer.

     7.   WHAT IS "TIPPING"?

Under the federal securities laws, it is illegal to disclose (or "tip") material nonpublic information to another person who subsequently uses that information for his or her profit. In order to minimize this liability, all personnel should comply with the policies regarding protection of confidential information described above, which will include the following measures:

     (a) To reduce the chances of inadvertent tipping of material nonpublic information, any nonpublic information that might be considered material should not be discussed with any person outside Numeric. Such information should be regarded as particularly sensitive, confidential information, and Numeric's policies for safeguarding such information should be strictly observed.

     (b) Employees should avoid recommending to any person, including Clients, the purchase or sale of Client (or Client related) securities.

     (c) Caution must especially be used when receiving information from securities analysts, corporations in the same business as the Client and members of the press.

Questions regarding whether such information may constitute "inside" information should be referred to the Compliance Officer.


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     8.   TO WHOM MUST MATERIAL NONPUBLIC INFORMATION BE DISCLOSED BEFORE AN
          EMPLOYEE CAN TRADE?

To the public. Public disclosure of material events is usually made by means of an official press release or filing with the SEC. An Employee's disclosure to a broker or other person will NOT be effective, and such Employee may face civil or criminal liability if such Employee (or the person(s) to whom the Employee makes disclosure) trades on the basis of the information. Numeric staff should be aware that in most cases they are not authorized to disclose material events about an issuer to the public and that right usually belongs to the issuer alone.

     9. HOW DOES AN EMPLOYEE KNOW WHETHER PARTICULAR MATERIAL NONPUBLIC INFORMATION HAS BEEN PUBLICLY DISCLOSED?

If an Employee sees information in a newspaper or public magazine, that information will clearly have been disclosed. Information in a filing with the SEC or a press release will also have been disclosed. If any Employee has any questions about whether information has been disclosed, SUCH EMPLOYEE SHOULD NOT TRADE in the affected securities. An Employee should contact the Compliance Officer for advice in the matter.

     10. WHAT MUST AN EMPLOYEE DO WITH RESPECT TO MATERIAL NONPUBLIC INFORMATION THAT SUCH EMPLOYEE MAY LEARN ABOUT AN ISSUER THAT IS NOT A CLIENT?

In connection with their work at Numeric, Employees may come into possession of material nonpublic information with respect to issuers that are not Clients such as information with respect to issuers or securities of issuers which are being analyzed for purchase or sale. This is particularly likely to happen in connection with the recommendation of the purchase or sale of an issuer's securities. All personnel receiving material, nonpublic information have the same duty not to disclose OR USE that information in connection with securities transactions as they have with respect to Client securities. In other words, Employees may not purchase or sell any securities with respect to which they have nonpublic information for their own, Numeric's or for a Client's account or cause Clients to trade on such information until after such information becomes public. The foregoing prohibition applies whether or not the material nonpublic information is the basis for the trade. Employees should be alert for information they receive about issuers on their recommendation or approved lists which may be material nonpublic information.

Employees may not engage in any transaction for the purpose of raising, lowering, or maintaining the price of a security or of creating a false appearance of active or directional trading in a security. Similarly, engaging in any arrangement or scheme with other traders to raise, lower or maintain the price of a security or of creating a false appearance of active or directional trading in a security is prohibited. In addition, whenever Employees come into possession of what they believe may be material nonpublic information about an issuer; they must immediately notify the Compliance Officer because Numeric as a whole may have an obligation not to trade in the securities of the issuer. The Compliance Officer shall maintain a list of all issuers about which Numeric has nonpublic information and shall circulate such list to the appropriate personnel at Numeric so as to prevent any trading in securities of such issuers.


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          11.  WHO IS AVAILABLE FOR ADDITIONAL ADVICE OR ADVICE ABOUT A
               PARTICULAR SITUATION?

The Compliance Officer designated from time to time by Numeric will oversee matters relating to nonpublic information and prohibitions on insider trading.

Disclosure outside Numeric of confidential information by an Employee, or participation or tipping others to participate in business or securities transactions when in possession of material nonpublic information, may be a violation of law and subject the employee to severe penalties, including criminal prosecution.

     D.   FIDUCIARY DUTY AND CONFLICTS OF INTEREST

Fundamental to the Advisers Act is the notion that an investment adviser is a fiduciary to its Clients and as a fiduciary is obligated to avoid overreaching or taking unfair advantage of a Client's trust and should avoid or disclose potential conflicts of interest. This fiduciary duty is not (i) explicitly set forth in the Advisers Act or SEC rules; or (ii) the result of an advisory contract (I.E., it cannot be negotiated away). Rather, an adviser is a fiduciary by operation of law because of the nature of the relationship between the adviser and its Clients. The United States Supreme Court has stated:

     The Investment Advisers Act of 1940 reflects a congressional recognition "of the delicate fiduciary nature of an investment advisory relationship," as well as a congressional intent to eliminate, or at least to expose, all conflicts of interest which might incline an investment adviser - consciously or unconsciously - to render advice which was not disinterested.(5)

A fiduciary owes its Clients more than just honesty and good faith. A fiduciary must be sensitive to the possibility of rendering less than disinterested advice. It may be faulted even where it did not intend to injure the Client and even if the Client does not suffer a monetary loss. This duty to elevate the Client's interests above the adviser's describes the duty of fiduciary loyalty. In addition, fiduciaries owe Clients a duty of care, namely, to exercise on the Client's behalf the degree of care an ordinarily prudent person would apply in the conduct of his or her own affairs. For ERISA Clients, this duty is elevated to a duty to provide the degree of care that would be exercised by a prudent expert.

It is worth noting that, like many other securities laws, the Advisers Act specifically prohibits doing indirectly that which an advisor could not lawfully do directly.

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(5)  SEC V. CAPITAL GAINS RESEARCH BUREAU, INC., 375 U.S. 180, 191-192 (1963).


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Numeric, as a registered investment adviser, and its Employees, have a fiduciary duty to Clients to act for the benefit of the Clients and to take action on the Clients' behalf before taking action in the interest of any Employee or Numeric. The cornerstones of the fiduciary duty are the obligations to act for the Clients' benefit and to treat the Clients fairly. Clients may therefore expect their fiduciaries to act for Clients' benefit and not for their own benefit when a conflict of interest between the Client and the fiduciary arises. No Employee should ever enjoy an actual or apparent advantage over the account of any Client.

     1.   CONFLICTS OF INTEREST

This Manual attempts to highlight and address many of the common conflicts of interest that may arise between (i) Numeric and Clients, (ii) Employees and Clients, and (iii) Clients and Clients. It is not possible, however, for every conflict to be addressed in the Manual. Employees should be particularly sensitive to the existence of actual or potential conflicts of interest not addressed herein and should promptly raise any such conflicts of which they become aware with the Compliance Officer.

The manner in which any Employee should discharge their fiduciary duty and address a conflict of interest depends on the circumstances. Sometimes general disclosure of common conflicts of interest may suffice. In other circumstances, explicit consent of the Client to the particular transaction giving rise to a conflict of interest may be required or an Employee may be prohibited from engaging in the transaction regardless of whether the Client consents.

The duty to disclose and obtain a Client's consent to a conflict of interest must always be undertaken in a manner consistent with the Employee's duty to deal fairly with the Client. Therefore, even when taking action with a Client's consent, each Employee must always seek to assure that the action taken is fair to the Client.

Conflicts of interest can arise in any number of situations. As noted, no comprehensive list of all possible conflicts of interest can be provided in this Manual. However, the following are common examples of conflicts of interest:

     (a) An Employee may seek to induce a bank to give the Employee a loan in exchange for maintaining excessive cash balances of a Client with the bank.

     (b) An Employee may execute trades for a Client through a broker-dealer that provides research services for Numeric but charges commissions higher than other broker-dealers.

In the former case, such activity would be a violation of the Employee's fiduciary duty and might subject the employee and Numeric to liability under the Advisers Act and other applicable laws. In the latter case, if (i) Numeric determines in good faith that the


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higher commissions are reasonable in relation to the value of the brokerage and research services provided by a broker or dealer viewed in terms of either a particular transaction or Numeric's overall responsibilities with respect to a Client as to which Numeric exercises investment discretion and (ii) appropriate disclosure is made to the Client and in Numeric's Form ADV, the payment of higher commissions may be permitted under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.

Another common conflict of interest occurs when Numeric pays some consideration to a person for recommending Numeric as an adviser. In those circumstances, an Employee must make disclosure to any prospective Client of any consideration paid for recommending Numeric's services to that prospective Client and Numeric must comply with Rule 206(4)-3 under the Advisers Act. This Rule governs situations involving cash payments for Client solicitations and requires that specific disclosure documents which contain information about the solicitor and the adviser be provided to a prospective Client at the time of the solicitation. The following are additional situations in which conflicts of interest may arise and Numeric's policies regarding such situations:

COMMISSIONS. Employees may negotiate with broker-dealers regarding the commissions charged for their personal transactions but may not enter into any arrangement to pay commissions at a rate that is better than the rate available to Clients through similar negotiations.

GIFTS. Accepting gifts is improper when it would compromise, or could be viewed reasonably as compromising, an Employee's ability to make objective and fair business decisions that are in the best interests of Numeric and Clients. Similarly, providing gifts may be improper when the gift appears to be an attempt to secure business through improper means or to gain a special advantage in a business relationship. Accordingly, it is Numeric's policy that (a) each Employee is prohibited from receiving gifts, services or other items (excluding trinkets and logo items of insignificant value) of more than $300 in aggregate value during the course of a calendar year from any people or entities that do business with or on behalf of Numeric or have done in the past or may in the future do business with or on behalf of Numeric (individually a "Business Contact", and collectively "Business Contacts") and (b) Employees may never solicit gifts from Business Contacts.

BUSINESS ENTERTAINMENT. Business entertainment, such as meals and events sponsored or provided by a Business Contact at which the sponsoring Business Contact is present, is permitted under Numeric's policy; provided, however, that unreimbursed business entertainment which is expected to exceed $300 per person must be pre-approved by the Compliance Officer. In addition, unless otherwise approved by the Compliance Officer, Employees are prohibited from attending more than three meals or events (excluding seminars, conferences or similar events) sponsored by the same Business Contact in any calendar year, regardless of the cost of the meal or event. For purposes of this policy, tickets to sporting events are to be valued at the greater of face value or market value. Employees may never solicit business entertainment from Business Contacts.


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ATTENTION TO SPECIAL GOVERNMENT RULES. Many state and local governments, as well as Department of Labor rules applicable to unions and certain regulations applicable to broker-dealers, restrict gratuities to, and entertainment of, representatives of governmental benefit plans. The rules vary in different jurisdictions; in some instances, the dollar thresholds above which gratuities or entertainment are unlawful may be quite low. Accordingly, no gift in any amount should be provided to representatives of governmental or union pension plans, or to brokers or broker-dealer firms, without the approval of the Compliance Officer.

SERVICE AS A DIRECTOR OR MEMBER OF INVESTMENT COMMITTEE. Any Employee who wishes to serve as an officer or director of any public company, or of any organization where such duties might require involvement in investment decisions, or who wishes to serve on the investment committee of any organization, must obtain the prior written consent of the Compliance Officer, which shall be granted in his discretion and only if he is satisfied that such service shall not create a conflict with such Employee's fiduciary duty to Clients.

PERSONAL RELATIONSHIPS. Business relationships must not be influenced by any considerations other than the best interests of Numeric and Clients. Personal interests may never be part of a decision to choose a particular vendor or service provider. In order to avoid even the appearance of a conflict of interest, the following rules apply to the purchase of products and services on behalf of Numeric or its investors:

     (a) An Employee may not be involved in a decision to purchase or lease products or services from a vendor or service provider where the Employee is also an employee, officer, director, or has any other material financial interest in that vendor or service provider.

     (b) An Employee must consult the Compliance Officer before engaging any vendor or service provider to provide goods or services to Numeric or its investors where a member of the Employee's family or a personal friend of the Employee is an employee, officer, director, or has any other material financial interest in the vendor or service provider. The Compliance Officer will determine whether a conflict of interest exists such that the Employee should re-assign decision-making responsibility to another employee.

     (c) Where the Compliance Officer has determined that a material conflict of interest exists and has re-assigned decision-making responsibility from an Employee that Employee may not attempt to influence any such purchasing decisions.


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

CHARITABLE CONTRIBUTIONS. In general, Numeric does not make charitable contributions, except that it reserves the right to donate to charity any profits disgorged as a result of violations of its personal trading policy. However, Employees may participate in or contribute to outside charitable, educational, and other not-for-profit organizations in accordance with the following provisions.

Making frequent or large charitable contributions to organizations where senior representatives of current or potential Clients have associations may create the appearance of a "pay to play" relationship. Accordingly, an Employee may make appropriate contributions to charitable organizations recommended by representatives of current or potential Clients provided the contributions are not so frequent or large as to raise a question of impropriety.

POLITICAL CONTRIBUTIONS. As an investment adviser registered with the SEC, Numeric is required to have a policy regarding its political activities and those of certain of its employees. These rules are designed to prevent investment advisers from improperly influencing decision-making by officials who oversee public pensions. A number of state and local jurisdictions have recently adopted, or are in the process of adopting, "pay-to-play" laws, which may restrict the ability of a governmental investor to invest, or maintain its investment, in a Numeric account or investment vehicle based on certain political contributions drawn on a Numeric account.

RESTRICTIONS ON NUMERIC'S POLITICAL ACTIVITIES

Numeric does not and will not, directly or indirectly, make Payments to, or endorse or support, political parties, Public Officials, PACs or political causes. Numeric does not, and will not, establish, maintain or control any PAC. Employees are prohibited from committing any of Numeric's resources to make any such Payments or endorsements or providing any such support. Numeric does not, and will not, engage third party agents to solicit investment advisory business from any Government Entity on Numeric's behalf.

RESTRICTIONS ON POLITICAL ACTIVITIES OF COVERED EMPLOYEES

No Covered Employee or Covered Employee Affiliate may, directly or indirectly, without the prior review and written approval of the Compliance Officer:

     o make any Payment to, or for the benefit of or at the request of, any Public Official, PAC or political party;

     o    establish, maintain or control a PAC; or

     o coordinate, or solicit any Person (including any family member, political party or PAC) to make any Payment to a Public Official, PAC or political party.


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REQUEST FOR APPROVAL OF CERTAIN POLITICAL ACTIVITIES

If a Covered Employee or Covered Employee Affiliate desires to make a Payment, or to coordinate or solicit any other Person to make any Payment to, or for the benefit of or at the request of, any Public Official, PAC or political party, then the Covered Employee will submit a Political Activity Approval Form (Exhibit K - Form A) to the Compliance Officer for review and approval prior to making or soliciting any such Payment.

The Compliance Officer will determine whether the making or solicitation of a particular Payment by a Covered Employee constitutes a violation of this policy or otherwise adversely affect Numeric's ability to raise capital from Government Entities and/or to receive compensation with respect to investment management services performed by Numeric, under applicable law. The Compliance Officer will apply this policy objectively and will not make any determination based on political association and/or affiliation.

APPLICABILITY TO NEW HIRES

Prior to hiring a new Covered Employee, Numeric will ask the candidate for hire to report all Payments to Public Officials in writing using the New Hire Political Contribution Declaration Form (Exhibit L - Form B). The Compliance Officer will determine whether any reported past Payment to a Public Official by the candidate would adversely affect Numeric's ability to raise capital from Government Entities and/or to receive compensation with respect to investment management services performed by Numeric, under applicable law. The Compliance Officer will apply this policy objectively and will not make any determination based on political association and/or affiliation. Numeric may not extend a formal offer for hire to a candidate unless the Compliance officer has reviewed and approved such candidate's Form B.

INITIAL AND ANNUAL COMPLIANCE CERTIFICATION BY COVERED EMPLOYEES

Each Covered Employee must certify, as of the effective date of this policy, upon hire and annually thereafter, that he or she has read and understands this policy and will comply with this policy. Such certification may be accomplished by signing the Covered Employee Certification Form (Exhibit M - Form C) or by means of the Covered Employee's general certification of compliance with Numeric's compliance policies. The Compliance Officer may require, in his or her sole discretion, re-certification by each or any subset of Covered Employees at any time.

BOOKS AND RECORDS

The Compliance Officer will cause to be maintained books and records of:

     o The names, titles and business and residence addresses of all Covered Employees;


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     o    All Government Entities to which Numeric has provided investment advisory services (directly or by means of an investment in a pooled vehicle managed by Numeric) during the past five years, from and after September 13, 2010;

     o A record of all direct and indirect Payments by Numeric or any Covered Employee to (i) a Public Official, (ii) political party of a state or political subdivision, or (iii) PAC, including the contributor's name and title, the recipient's name and title (including any city/county/state or other political subdivision), the amount and date of the Payment, and whether the contribution was the subject of the exception for certain returned contributions; and

     o Certifications of compliance with the foregoing policy from each Covered Employee.

DEFINITIONS

     o "Affiliate" means any entity controlled by, controlling or under common control with Numeric, including without limitation, the Funds and their direct and indirect general partners, but excluding, for purposes of this policy, portfolio companies.

     o "Covered Employee" means any general partner, managing member, executive officer or other individual with a similar status or function and any employee (and his or her supervisor) whose job duties include the solicitation of any Government Entity on behalf of Numeric or any Numeric Affiliate. Covered Employee will also include any consultant or other independent contractor hired by Numeric or a Numeric Affiliate who solicits a Government Entity on behalf of Numeric or any Numeric Affiliate or supervises any Person who performs such activities. The determination of whether a staff person is a Covered Employee will be made by the Compliance Officer.

     o "Covered Employee Affiliate" means, as to any Covered Employee, any Person that is directly or indirectly controlled by, or primarily for the benefit of, such Covered Employee, including but not limited to any PAC under direct or indirect control of such Covered Employee.

     o "Fund" means any investment fund managed by Numeric or any Numeric Affiliate.


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

     o "Government Entity" means any state and political subdivision of a state, including any agency, authority, or instrumentality of the state or political subdivision thereof; a plan, program, or pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof (e.g., a retirement plan for state or county teachers or employees); and officers, agents and employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

     o    "PAC" means a political action committee.

     o "Payment" means any gift, subscription, loan, advance, deposit of money, or anything of value, including but not limited to contributions to an election campaign, payment of debts incurred in connection with such election campaign and transition or inaugural expenses of a successful candidate for public office.

     o "Person" means any natural person, general partnership, limited partnership, limited liability partnership, partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.


     o "Public Official" means (i) any individual who is, at the time any Payment is made (or coordination or solicitation of Payments by others occurs), an incumbent, candidate or successful candidate for elective office of a Government Entity; (ii) any individual who is a candidate or successful candidate for federal elective office (President, Vice President, Senator or Member of Congress) if such individual, at the time any Payment is made (or coordination or solicitation of Payments by others occurs) holds an elected or appointed office of a Government Entity; (iii) any Person known to be providing assistance with respect to the candidacy of any of the foregoing, including but not limited to any PAC, any inauguration or transition committee, and a local or state political party; and (iv) a foundation or other charitable institution known to be closely associated with any of the foregoing.

LENDING ACTIVITIES. Any form of a loan by an Employee to a Client or by a Client to an Employee is not allowed as a matter of firm policy and good business practice.

If any Employee is faced with any actual or potential conflict of interest, he or she should consult the Compliance Officer prior to taking any action.

     2.   AVOIDANCE OF FRAUD

In addition to provisions related to the implicit duties of a fiduciary, the Advisers Act explicitly prohibits fraud in very broad terms. Section 206 of the Advisers Act, the anti-fraud provision, makes it unlawful for any investment adviser, using the mails or any means or instrumentality of interstate commerce, among other things, to:

o employ any device, scheme, or artifice to defraud a Client or prospective Client;

o engage in any transaction, practice, or course of business that defrauds or deceives a Client or prospect; or

o engage in any fraudulent, deceptive, or manipulative act, practice, or course of business.

This Manual contains policies and procedures designed to assist Numeric in preventing violations of the anti-fraud provision of the Advisers Act.

The coverage of Section 206 is broader than that of antifraud provisions in other federal securities laws in that its application is not limited to the buying and selling of securities but also applies to the investment advisory relationship generally. It is the SEC's position that the Section imposes on investment advisers both disclosure obligations and substantive regulatory requirements. It is Numeric's policy in this area to adopt the SEC's position as its own. The kinds of activities that have given rise to findings or allegations of violations of Section 206 include the following:

o    Front-running or scalping;

o Misrepresenting pricing methodology or failing to follow disclosed valuation methods;

o Mispricing of holdings or manipulating market prices to increase valuations;

o Failing to disclose that good performance was due in part to investing in IPOs (or other opportunities or conditions that might not recur);

o    Misrepresenting internal controls;

o    Miscoding, forging, or failing to submit order tickets;

o    Exaggerating performance results;

o Buying securities in contradiction of posted fund prospectus (and or offering memorandum) disclosures;

o Favoring certain Clients or accounts in allocating IPOs or other trades without adequate disclosure of this practice;

o    Appropriating investment opportunities belonging to a Client;

o    Undisclosed commission-splitting;

o    Failing to disclose soft dollar or other brokerage practices;


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

o Failing to disclose a financial interest in securities trades for Clients and related conflicts of interest;

o Failing to disclose personal profiting by trading as a principal with Clients;

o    Misappropriating funds under management;

o Interpositioning a broker between a Client and a market maker, thereby causing the Client to pay unnecessary expenses;

o Failing to disclose to Clients that they paid materially different commissions because of directed brokerage arrangements;

o    Failing to seek best execution;

o Failing to disclose that Client commissions were used to compensate brokers for Client referrals;

o    Failing to disclose market timing or late trading arrangements;

o Failing to disclose short term trading by portfolio managers ("PMs") in funds they manage;

o    Selectively disclosing confidential portfolio holdings information; and

o Misrepresenting that performance data was prepared in accordance with performance standards of the GIPS(R).

As with all provisions of the securities laws, Numeric's employees are required to understand and comply with Section 206 of the Advisers Act. When necessary, employees are expected to consult with the Compliance Officer for advice and guidance concerning the operation of Section 206.

     E.   SCALPING OR FRONTRUNNING

Investment advisers may face conflicts of interest when trading for accounts and for their proprietary accounts. Registered investment advisers generally must trade in accordance with procedures developed to ensure that the adviser, among other things, seeks best execution of Client orders and fairly allocates batched orders among its Clients. While investment advisers have fairly broad discretion to tailor policies to their specific operations, advisers must disclose potential material conflicts of interest and any procedures implemented to prevent these conflicts.

As a general rule, if any Numeric Employee knows of a pending "buy" recommendation and buys stock before Numeric makes a recommendation to its non-discretionary Clients or takes action on the recommendation for Clients for which it has


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

investment discretion, or if any Numeric Employee is aware of a pending "sell" recommendation and sells stock under such circumstances, such Employee is engaged in a practice known as "scalping" or "front-running."

A Numeric Employee or family member residing in that Employee's household or person or entity over which the Employee has control (the "Related Person(s)") may not engage in the practice of purchasing or selling stock before a buy or sell recommendation, as the case may be, is made to a non-discretionary Client or Numeric takes action for Clients for which it has investment discretion. Such activities put Numeric and its Employee in a conflict of interest and give the Employee or the Related Person an advantage at the Client's expense. Limited exceptions may be granted for liquid securities where the Employee is selling or selling a non-material number of shares. Any trades undertaken for an Employee's own account, for the account of Numeric, for the account of any non-Client or for a Related Person must be done so as not to disadvantage a Client in any way. This means that all Numeric Employees and their Related Persons must generally wait to trade a security until all trading in that security for all Accounts and Clients is completed, although in some cases it may be appropriate to aggregate a personal or a Numeric trade with Client trades (see Section IIIA). If all Client trades are not completed before a Numeric Employee or Related Person trades, the antifraud provisions of the Advisers Act may be violated.

     F.   UNFAIR TREATMENT OF CERTAIN CLIENTS VIS-[]-VIS OTHERS

A Numeric Employee who handles one or more Clients may be faced with situations in which it is possible to give preference to certain Clients over others. Employees must be careful not to give preference to one Client over another even if the preferential treatment would benefit Numeric or the Employee.

For example, an Employee should not (i) provide better advice to a large, prestigious Client than is given to a smaller, less influential one, (ii) give sale advice to one Client ahead of another, or (iii) direct securities of a limited supply and higher potential return to particular Clients because they generate larger fees for Numeric.

As in other instances, the fiduciary duty of an Employee to a Client must govern the Employee's actions in each situation and the extent of the fiduciary duty of an Employee to a Client is determined by the specific relationship between the parties and the reasonable inferences to be drawn from the relationship. In the absence of express or implied agreements between the parties, usage and custom should be used to determine how an Employee should discharge his or her duty. Each situation should be examined closely to determine whether the Client has consented to the Employee's actions favoring another Client AND whether the resulting relationship with the Client which was not favored is fair and consistent with the securities laws. If both parts of this test have been satisfied, most likely there has been no breach of fiduciary duty. IF A QUESTION ARISES ABOUT ANY ACTION THAT MAY GIVE RISE TO A CONFLICT OF INTEREST INVOLVING PREFERENTIAL TREATMENT OF ONE CLIENT OVER ANOTHER, AN EMPLOYEE SHOULD CONSULT THE COMPLIANCE OFFICER PRIOR TO TAKING ANY SUCH ACTION.


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

     G.   DEALING WITH CLIENTS AS AGENT AND PRINCIPAL

Section 206(3) of the Advisers Act addresses specifically two conflict of interest situations: sale and purchase of securities to and from a Client either as a broker for another person or as a principal for the account of the adviser.
Section 206(3) makes it unlawful for an investment adviser "acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction."

Thus, Section 206(3) requires that Employees involved in the situations where Numeric is buying or selling securities from a Client or where Numeric acts as a broker-dealer for a non-Client in a transaction with a Client disclose to the Client the capacity in which Numeric acts AND obtain the Client's consent. Disclosure under Section 206(3) must be in writing. Numeric must, under Section 206(3), disclose to the Client its capacity, its profits (if it acts as principal) and its commissions (if it acts as agent for another). These types of transactions can be particularly troublesome under applicable laws and must NOT be entered into without prior consultation with the Compliance Officer.

     H.   WORKPLACE COMMUNICATION AND COMPUTER USAGE POLICY

Set forth below is Numeric's policy regarding workplace communications and computer usage. This policy applies to all employees of Numeric.

Numeric provides all Employees access to Numeric Technology, including by way of example only, computer networks, network connectivity programs and devices, software products (including highly confidential and proprietary business products owned by Numeric), laptop computers, personal digital assistants and the telephone system. The Numeric Technology exists to support and facilitate Numeric business and the use of these resources should be limited to work-related purposes. Every Employee who uses Numeric Technology (including programs and devices enabling remote connectivity to or from Numeric's computer networks, and the voicemail and email systems) is responsible for ensuring that all communications and usage are professional, businesslike and in the interest of Numeric. IN THIS REGARD, ALL EMPLOYEES OF NUMERIC ARE REMINDED THAT THEY ARE BOUND, LEGALLY AND CONTRACTUALLY, TO KEEP NUMERIC CONFIDENTIAL INFORMATION -- INCLUDING, AMONG OTHER THINGS, NUMERIC-CREATED COMPUTER DATABASES, SIMULATIONS AND MODELS PREDICTIVE OF THE BEHAVIOR OF VARIOUS SEGMENTS OF THE SECURITIES MARKETS -- IN STRICTEST CONFIDENCE AT ALL TIMES AND NEVER TO MISAPPROPRIATE THEM FOR ANY NON-NUMERIC USE.


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

Numeric understands that communications on its communication systems may be transmitted to and stored in several different computers on the way to their destinations, and that many people, both within Numeric and in the outside world, may be able to read an Employee's email and other documents on the system. Accordingly, before sending electronic communications to Clients and other business contacts, Employees are instructed to consider whether the matter is so confidential or sensitive that it should not be transmitted electronically without permission, encryption, or both. In a related vein, Employees are reminded that, if they make use of the system for personal communications or to store personal files despite Numeric's restriction on such activity, such Employees cannot expect them to be private. In addition, Employees are informed that it may become necessary for Numeric, in the course of its legitimate business activities, to access documents and information contained within the systems.

ACCESS TO NUMERIC TECHNOLOGY

     SAFEGUARDING NUMERIC'S PROPERTY

Employees are instructed to never access or transmit to or from Numeric Technology, whether from within or remotely from outside Numeric, unless they are utilizing programs, devices and protocols specifically approved by Numeric for this purpose. Employees must also never access or transmit Numeric Confidential Information, whether within or outside the Company, unless utilizing programs, devices and protocols specifically approved by Numeric for this purpose. THE TRANSMISSION OF NUMERIC CONFIDENTIAL INFORMATION TO NON-NUMERIC COMPUTERS SYSTEMS, LAPTOPS, REMOTE CONNECTIVITY OR STORAGE DEVICES IS STRICTLY FORBIDDEN EXCEPT WITH SENIOR MANAGEMENT'S EXPRESS PERMISSION. SIMILARLY, THE TRANSMISSION OF NUMERIC CONFIDENTIAL INFORMATION TO NON-NUMERIC INTERNET OR INTRANET SITES OR ANY OTHER REMOTE STORAGE LOCATIONS IS STRICTLY FORBIDDEN EXCEPT WITH SENIOR MANAGEMENT'S EXPRESS PERMISSION.

     NO GUARANTEE OF PERSONAL PRIVACY

Employees are reminded that all computer equipment, connectivity devices, passwords, software, files, documents, email and instant messages are the property of Numeric. Numeric reserves the right to access email and any other documents and files produced or stored on Numeric computers or disks when it determines, in its sole discretion, it has a legitimate business purpose for doing so.

The telephone, voicemail system, all voice messages, beepers and beeper messages are also the property of Numeric. Numeric reserves the right to access any Employee's conversations and voice messages when it determines, in its sole discretion, it has a legitimate business purpose for doing so.


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

Due to the nature of electronic communications in general and because Numeric reserves the right to access, for legitimate business reasons, any and all documents, messages or other information maintained in its communication systems, employees of Numeric should not expect that any information created or maintained in the system is private, confidential or secure. As noted above, Numeric reserves the right to monitor the communication of individual employees in its sole discretion.

     ARCHIVING OF EMAILS AND INSTANT MESSAGES

Numeric is required to maintain records of certain workplace communications. In order to facilitate the preservation of email records, Numeric has established a system for archiving all emails and instant messages sent to or from Numeric. Employees should be aware that all emails and instant messages are being saved and may, subject to applicable law, be subject to review by Numeric's officers and by regulators. Employees are encouraged to use Numeric's email and instant messages system only for Numeric business and to use their own personal email system/accounts for their personal communication.

INTERNET ACCESS AND DOWNLOADING

     BAN ON UNAPPROVED ACCESSING AND TRANSMITTING TO AND FROM NUMERIC

EMPLOYEES ARE PROHIBITED FROM ACCESSING OR TRANSMITTING TO OR FROM NUMERIC TECHNOLOGY, WHETHER FROM WITHIN OR REMOTELY FROM OUTSIDE THE COMPANY, UNLESS THEY ARE UTILIZING PROGRAMS, DEVICES AND PROTOCOLS SPECIFICALLY APPROVED BY NUMERIC FOR THIS PURPOSE. EMPLOYEES ARE ALSO PROHIBITED FROM ACCESSING OR TRANSMITTING NUMERIC CONFIDENTIAL INFORMATION, WHETHER WITHIN OR OUTSIDE THE COMPANY, UNLESS UTILIZING PROGRAMS, DEVICES AND PROTOCOLS SPECIFICALLY APPROVED BY NUMERIC FOR THIS PURPOSE.

     GUIDELINES FOR APPROPRIATE INTERNET USE

Delivery of email is not guaranteed. Not only can email be lost or corrupted in transmission, but an error in even one character in an Internet address may prevent delivery or cause a document to be delivered to an unintended recipient. Accordingly, in conducting Numeric business by email, employees shall observe each of the following guidelines.

o Use email for distribution of materials containing Client information only with the Client's permission or when the content is plainly not so confidential that interception would be harmful to the Client.

o When considering email to transmit matter that plainly is confidential, take care that the Client has given permission with knowledge that security is not guaranteed or use encryption on the confidential matter, or both.


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

o When guaranteed, on-time delivery is important, do not rely exclusively on email, unless such email is sent with a confirmation of receipt; secondary delivery medium with hard copy should be used as well for time sensitive information sent via email without confirmation of receipt.

o When sending a message by email, do not assume that it will be received in a short time or even at all. If delivery matters, telephone and check. If it really matters, do at least what you would do with a fax: call ahead to alert the addressee that an important message is coming, and call afterwards for confirmation that it has been received and is readable.

o If a Client wants to use email for something important or time-sensitive, ask the Client to observe the same practices.

o    Double-check the email addresses before sending emails.

In addition because documents transmitted by email can be altered inadvertently, sometimes in ways that can be hard to detect, employees must guard against transmission errors by proofreading carefully everything they send and receive and authenticating hard copies of documents that they send.

     BAN ON INAPPROPRIATE INTERNET USE

Employees should be aware that some material circulating on the Internet is illegal, for example, child pornography. In a related vein, some Internet material is noxious and, if distributed unsolicited (either intentionally or accidentally) to fellow Employees who object to such content, may subject both Numeric and the sender to civil liability. Accordingly, each Employee must never use Numeric's system to download or access illegal, offensive, harassing, intimidating, discriminatory, obscene or other matter generally understood to be noxious to a civilized community.

In addition, some material circulating on the Internet is copyrighted or otherwise illegally distributed. It is illegal to make or distribute copies without a license from the copyright owner. Employees thus must never use Numeric's system to download or access copyrighted or otherwise illegally distributed material.

Further, some material circulating on the Internet could damage Numeric's computer system or interfere with others' use of it. Such material includes, but is not limited to, viruses and extremely large files consuming large amounts of memory, such as those containing graphics or animation. Accordingly, Employees should use caution and consideration when downloading Internet materials.




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

ADDITIONAL RESTRICTIONS ON USE

You must never use the computer (including but not limited to the email system) or voicemail system to create or send messages of a harassing, abusive, discriminatory, obscene, intimidating, or offensive nature, or messages that are otherwise prohibited by law or Numeric policy. Numeric will respond to complaints of harassing or discriminatory use of its computer and telephone systems and discipline such inappropriate use.

Employees must also refrain from taking any of the following prohibited actions related to computer, software and telephone use:

o Degrading any system in any way, such that access to the system by other users is prevented or interfered with.

o Using another Employee's computer or telephone account (including accessing or intercepting email or voicemail or accessing documents stored by other Employees) without the explicit permission of that individual or the System Manager.

o Tampering with the operation of the Numeric computer systems (i.e., all hardware), software programs or telephone system.

o Using the computer or telephone for commercial purposes other than Numeric business.

o Inspecting, modifying or copying programs or data without the authorization of the owner or Numeric.

o Allowing people outside of Numeric access to the computer or telephone systems without the explicit permission of system and network administration.

o Removing computer or telephone equipment from the building without the prior authorization of the Numeric Systems Group.

Finally, Numeric Employees are strictly prohibited from disclosing in chat rooms any confidential, proprietary, personal or business information related to Numeric, including but not limited to about its business, financial condition, Client or Client business, people or employment practices. There are no circumstances under which employees of Numeric should gossip about Numeric matters outside of Numeric, including on-line.

PASSWORDS

Each Employee will create unique passwords to the computer and voicemail systems. Numeric reserves the right to bypass such passwords and access the systems in its sole discretion. At the same time, Numeric strongly recommends each Employee keeps his or her passwords secret from other employees as well as from third parties.


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

U.S. MAIL AND OTHER DELIVERIES

Mail and other deliveries arriving at Numeric are assumed to be related to Numeric business. To preserve the integrity of its business operation, Numeric reserves the right to access any incoming mail or other deliveries, in its sole discretion. In particular, Numeric may open all mail delivered to an Employee who is absent from the premises, whether due to vacation, sick time, leave time, business travel or otherwise. Employees must never use the mail system to receive illegal materials at Numeric, or misuse the mail system in any way that is otherwise prohibited by law or Numeric policy.

PRIVACY/SHARING/COLLABORATION

Numeric encourages behaviors that actively foster an environment of collaboration and sharing. This is especially true in the investment group where challenging assumptions and openly debating research results is critical to creative and robust research outcomes. We believe that there are substantial benefits to the firm that come from sharing, collaborating, and building off of previous successes. No one person has a monopoly on good ideas and it is important that we take full advantage of the high caliber talent at Numeric. This philosophy is reflected in employee evaluations which emphasize collaboration and openness. This has been one of our founding principles and is an important part of our culture. It is based on mutual trust and respect of your colleagues.

When it comes to code, data, and documents (or any other kind of digital work in progress), we DO believe that it is prudent to have some restrictions on the information that is broadly available, in particular between groups. This reduces security risks regarding the integrity of our research system and the proprietary nature of our research, as well as with the other systems and information within the other groups. To enforce this, we have instituted group level security clearances within our UNIX systems. This restricts access between the major organizational groups within the firm (for example, it prevents the finance team from viewing and editing research code within the investment group). However, it is the policy of the firm that individuals within a group leave all their code, data, and other documents unrestricted for group access. Personal and private materials should be stored outside the office on personal computer equipment.

ENFORCEMENT/SANCTIONS

All Employees are expected to assist in the enforcement of this policy. Any conduct expressly in violation of this policy or in any other way involving abuse or misuse of network privileges, software products, the telephone system or the mail may result in disciplinary action, ranging from suspension of network or telephone privileges or of access to software products, up to and including termination. In addition, some misconduct prohibited by this policy may also constitute harassment or discrimination or may otherwise be illegal and will be treated in accordance with Numeric's policies and the law regarding such misconduct.

     I.   PERSONAL TRADING; TIMELY REPORTING OF TRADES

PERSONAL TRADING

Numeric and its associated persons should not conduct personal or firm proprietary trading to profit from the prior or intervening execution of Client trades recommended or executed by the adviser. Numeric generally should not otherwise trade in securities for its own accounts contrary to recommendations made to Clients.

Set forth below are Numeric's policies regarding personal trading. These policies apply to ALL NUMERIC EMPLOYEES (including all long-term (greater than 6 months) ON-SITE CONSULTANTS AND INTERNS, who have access to Numeric Systems). The reporting and pre-approval requirements set forth in this policy do not apply to directors of Numeric or its parent companies who are not also employees of Numeric because they are not involved in, and do not have access to, the investment decisions made by Numeric for Clients.

Employees have a fiduciary responsibility to put Clients' interests ahead of the interest of their own accounts. Accordingly, this requires that any trades which Employees undertake for their own account, or for the account of any non-Numeric Client, must be done so as not to disadvantage any Numeric Client and not to interfere with Client portfolios in any way. Any Employee trading activity should be entirely segregated from and have no impact on the investment process Numeric performs for Clients. Actual or perceived conflicts of interest and front-running should not take place and personal trading activity should be kept to a minimum.

For the purposes of this chapter, except as specified to the contrary, a "reportable security" DOES NOT include:

     o shares of open end mutual funds (but only so long as Numeric has no open-end funds as Clients)

     o    money market funds

     o direct obligations of the United States government o bankers acceptances

     o    bank certificates of deposit

     o commercial paper and high quality short-term debt instruments, including repurchase agreements.

The term "reportable security" DOES INCLUDE all securities other than those enumerated above, SPECIFICALLY INCLUDING:

     o public or private partnerships and other entities formed for the purpose of purchasing real estate or securities for investment and other pooled investment vehicles (including hedge funds, venture funds and the like)

     o exchange traded funds (including, for example, iShares) o exchange traded notes

     o obligations of any state or local government (e.g., municipal bonds)

     o    closed end mutual funds.

Numeric actively discourages personal trading of reportable securities or derivatives by persons covered by this policy to the extent that there could be a conflict of interest with Client accounts. Such trading exposes Numeric and its Employees to additional risks for which there exists no compensation. It also might provide a distraction from managing Client assets. For these reasons, Employees are encouraged to minimize the amount of trading of securities or derivatives in any Covered Accounts (i.e., securities trading accounts in which the Employee has any direct or indirect beneficial ownership interest) including those:

o of immediate family members sharing the same household including the following persons: spouse, child, step-child, parent, step-parent, sibling, mother-in-law, father- in-law, daughter-in-law, son-in-law, adoptive relationships, and any other relationship which Numeric's Compliance Officer determines could lead to the possible conflicts of interest or appearances of impropriety which this policy is intended to prevent; or

o where the Employee exercises any degree of control or has an economic interest including but not limited to: trusts, estates, investment clubs, charitable organizations, or any other account if acting as authorized agent or portfolio manager.

The following rules of conduct related to personal investing activities apply:

o An Employee shall not take advantage of business and Client information in the Employee's private affairs.

o An Employee shall avoid becoming so closely involved with a Client or supplier of Numeric privately that there is a risk of price-sensitive/insider information being communicated or of inappropriate mixing of business and private interests.

o An Employee may not execute any transaction further to or in anticipation of orders on behalf of Accounts and/or Clients.

o After placing an order for a transaction in reportable securities or open end mutual funds, or the execution of such an order, an Employee may not place an order for the same or similar securities that is the reverse of such a transaction within the subsequent six trading days.

o An Employee may not sell, assign or otherwise trade in any stock for a period of 30 calendar days following the receipt of a stock option for such stock by the Employee, and for a period of 30 days following the exercise of such stock option without obtaining written approval in advance from the Compliance Officer.

o An Employee may not profit from a transaction (in reportable securities or open end mutual funds, other than mutual funds that invest only in cash or near cash instruments and/or debt securities) for the same or similar securities that is the reverse of such transaction within 30 calendar days.

o Employees shall avoid any inappropriate mixing of business and private interests or reasonably foreseeable appearance thereof.

Any profits realized by an Employee in contravention of the foregoing principles, will be required to be disgorged. The Compliance Officer may make an exception to this requirement for severe and extenuating circumstances. Profits disgorged by Employees shall be credited to Client accounts affected by the improper activity. If, however, the Compliance Officer in his discretion determines that the amount disgorged would be immaterial from the perspective of an affected Client's account, Numeric may opt to donate such disgorged profits to charity.

Employees must obtain prior approval from Numeric's Compliance Officer to execute transactions in reportable securities other than certain ETFs not listed below, ETNs or municipal bonds. The following ETFs MUST be pre-cleared by the Compliance Officer: XLB (Material Select Sector SPDR Trust), XLE (Energy Select Sector SPDR Fund), XLF (Financial Select Sector SPDR Fund), XLI (Industrial Select Sector SPDR Fund), XLK (Technology Select Sector SPDR Fund), XLP (Consumer Staples Select Sector SPDR Fund), XLU (Utilities Select Sector SPDR
Fund), XLV (Health Care Select Sector SPDR Fund), XLY (Consumer Discretionary Select Sector SPDR Fund). Employees are prohibited from trading the security until the Compliance Officer gives pre-approval in writing (which may include email). Employees should send the specifics of the proposed trade to the Compliance Officer by email. After the Compliance Officer checks current trading of the security with Numeric's trading desk, he/she will approve or deny the request. If approval to execute a personal security transaction has been granted, the Employee may trade the security as long as the Trading Procedure below is adhered to.

Approvals for purchases of securities requiring pre-approval (including securities in an initial public offering or a private placement) are generally not granted. Approval for liquidations of existing positions will generally be granted, provided that the security or derivative is not currently being contemplated for purchase or sale for Clients' accounts.

For rights allocated to an Employee in a rights issue, approval for liquidation will generally be granted. If a sale of these rights is contemplated for Clients' accounts, the Employee's rights will have to be sold at the last available trading day for the rights.

TRADING PROCEDURE

Employees should execute pre-authorized trades on the same or the next business day after authorization was granted. ETFs that require pre-clearance must be traded on the SAME day that pre-clearance is granted. Multiple trades of the approved transaction may be executed during this period of time without additional pre-approval.

Employees who have any doubt about the reporting, timing, feasibility or any other element of a personal securities transaction must seek clarification from the Compliance Officer before executing the trade, even after being authorized. Any uncertainty about the rules and regulations will require that the individual shall not execute the trade. Misinterpretation of the rules is no excuse for non-compliance. If Numeric decides to trade in a security for which an Employee has been granted pre-authorization to trade within the subsequent two trading days after the day the security was initially traded by the Employee, the Compliance Officer will require the Employee to (1) disgorge any profit from the trade to the affected Client accounts or (2) give up the profits from that trade to Numeric, to be contributed to a charitable organization of Numeric's choosing. Profit is defined as the difference between the Employee's per share execution price and Numeric's per share average execution price, multiplied by the number of shares executed in the Employee's trade.

REPORTING

INITITAL / ANNUAL REPORTING

Employees must provide the Compliance Officer with a statement of all reportable securities holdings in all personal or Covered Accounts at the commencement of employment at Numeric (within ten 10 days of becoming an employee, current as of a date no more than 45 days prior), and as of December 31(st) every year thereafter (current as of a date no more than 45 days prior). A copy of Numeric's current form for these reports is attached to this Manual as EXHIBIT B.

QUARTERLY REPORTING

Employees must provide Numeric's Compliance Officer with quarterly summaries showing all trades of reportable securities executed (and any related corporate actions affecting an Employee's holdings) during the preceding quarter. These reports are reviewed by the Compliance Officer within 30 days of the end of each quarter. Accordingly, Employees are requested to provide their reports to the Compliance officer within 15 days of the end of the preceding quarter. Employees must provide written confirmation of all trades or other acquisitions or dispositions of securities to Numeric's Compliance Officer along with the quarterly report. For convenience, it is recommended that Employees instruct each broker, bank or other financial institution in which the Employee has a Covered Account to provide Numeric with duplicates of all trade confirmations and all account statements on a monthly/quarterly basis. Employees are also required to report transactions in securities issued by non-publicly traded companies and private funds.

Employees must also certify that all trades made by the Employee or any other transactions in any securities were disclosed to Numeric and were made in conformance with all procedures as specified in this Manual. A copy of Numeric's current form for these reports is attached to this Manual as EXHIBIT A.

FREQUENTLY ASKED QUESTIONS

Below are answers to some frequently asked questions (FAQ) about this policy. This FAQ is a summary only and is qualified in its entirety by the preceding narrative.

--------------------------------------------------------------------------------------------------
WHO IS SUBJECT TO NUMERIC'S             All Employees and long-term consultants and
PERSONAL TRADING AND REPORTING          interns, as well as their family members sharing the
POLICY?                                 same household. The policy also applies to trusts,
                                        estates or other entities over which a person
                                        covered by the policy has control or an economic
                                        interest.
                                        Non-employee directors are not subject to the
                                        policy.
--------------------------------------------------------------------------------------------------
DO SECURITIES TRANSACTIONS REQUIRE      Yes. Except for transactions in the security types
PRE-APPROVAL BY THE COMPLIANCE          described below, the Compliance Officer must
OFFICER?                                provide approval in writing before a transaction
                                        may be executed. To avoid confusion, please be
                                        aware that this includes transactions in, among
                                        other things, private partnerships, hedge funds,
                                        venture funds and other pooled investment vehicles
                                        that are not registered under the federal securities
                                        laws or traded on a recognized exchange.
                                        Securities for which pre-approval is not required
                                        include:

                                        o  open-ended mutual funds (so long as Numeric
                                           continues not to have any open ended mutual fund
                                           Clients),

                                        o  Exchange traded funds (ETFs) (so long as Numeric
                                           does not trade ETFs for Client accounts)*

                                             o  Current ETFs that REQUIRE pre-approval: XLB,
                                                XLE, XLF, XLI, XLK, XLP, XLU, XLV, XLY
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                        o   Exchange traded notes (ETNs) (so long as Numeric
                                            does not trade ETNs for Client accounts)*

                                        o   Municipal bonds*,

                                        o   money market funds,

                                        o   U.S. government obligations,

                                        o   other high quality, short term debt instruments.

                                        * ALTHOUGH PRE-CLEARANCE IS NOT REQUIRED FOR TRADING
                                        IN ETFS, ETNS OR MUNICIPAL BONDS, TRADES IN THOSE
                                        SECURITIES MUST BE INCLUDED ON HOLDINGS AND TRADING REPORTS
                                        DESCRIBED BELOW. HOLDINGS AND TRANSACTIONS IN OTHER SECURITIES
                                        EXCLUDED ABOVE ARE NOT REQUIRED TO BE INCLUDED ON SUCH REPORTS.


--------------------------------------------------------------------------------------------------
HOW QUICKLY MUST TRADES BE              Pre-approved trades may be executed only on the
COMPLETED AFTER PRE-APPROVAL IS         day pre-approval is obtained and the next trading
OBTAINED?                               day.
--------------------------------------------------------------------------------------------------
WHAT RULES APPLY TO SECURITIES          o  For six days after placing an order (or its
TRANSACTIONS THAT DO NOT REQUIRE           execution), whether long or short, an
PRE-APPROVAL? WHAT IS THE                  Employee may not place an order for the same
CONSEQUENCE OF A VIOLATION OF THE          or similar securities that is the reverse, whether
RULES?                                     short or long, regardless of whether the second
                                           transaction results in a profit. Violation of this
                                           rule could result in disgorgement of profits or
                                           other sanctions.
                                        o  Employees may not execute any securities
                                           transaction that is the reverse of a prior
                                           transaction conducted within a thirty (30)
                                           calendar day period if that transaction will
                                           result in a profit. This restriction does not
                                           apply to transactions that will result in a loss.
                                           Violation of this rule could result in
                                           disgorgement of profits or other sanctions.
--------------------------------------------------------------------------------------------------
WHAT RULES APPLY TO SECURITIES          o  After placing an order for a transaction or the
TRANSACTIONS THAT DO REQUIRE PRE-          execution of such an order, an Employee may
APPROVAL? WHAT IS THE                      not place an order for the same or similar
CONSEQUENCE OF A VIOLATION OF THE          securities that is the reverse of such a
RULES?                                     transaction within the subsequent six trading
                                           days, regardless of whether the transaction results
                                           in a profit. Violation of this rule could result
                                           in disgorgement of profits or other sanctions.
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                        o   Employees may not execute any securities transaction
                                            that is the reverse of a prior transaction conducted
                                            within a thirty (30) calendar day period if that
                                            transaction will result in a profit. This restriction
                                            does not apply to transactions that will result in
                                            a loss. Violation of this rule will result in
                                            disgorgement of profits or other sanctions.

                                        o   In addition, if Numeric trades a security within two
                                            (2) trading days of a pre-cleared trade, the Employee
                                            may be required to disgorge the excess performance, if
                                            any, of the pre-cleared trade over any trades in the same
                                            security for Numeric's Client accounts.

--------------------------------------------------------------------------------------------------
WHAT IS REQUIRED TO BE REPORTED?        INITIAL REPORT / ANNUAL REPORT: Within 10 days
                                        after becoming subject to the policy and thereafter
                                        as of each December 31, a report must be submitted
                                        listing holdings of securities covered by the policy.
                                        The holdings list shall be as of a date within 45
                                        days prior to the date the person became subject to
                                        the policy.

                                        QUARTERLY REPORTS. Quarterly reports showing
                                        transactions in securities covered by the policy.
                                        These reports are reviewed by the Compliance
                                        Officer within 30 days of the end of each quarter.
                                        Accordingly, Employees are requested to provide
                                        their reports to the Compliance Officer within 15
                                        days of the end of the preceding quarter.

                                        TRADE CONFIRMATIONS / REPORTS. Trade
                                        confirmations for pre-cleared trades (including
                                        private securities transactions) must be submitted to
                                        the compliance group promptly after the settlement
                                        of the trade.

                                        Forms of these reports are attached as Exhibits to
                                        this Manual.
--------------------------------------------------------------------------------------------------

     J. EMPLOYEE'S RESPONSIBILITY TO KNOW THE RULES AND COMPLY WITH APPLICABLE LAWS

Numeric's employees are responsible for their actions under the law and therefore required to be sufficiently familiar with the Advisers Act and other applicable federal and state securities laws and regulations to avoid violating them. It is the policy of Numeric to comply with all applicable laws, including securities laws, in all respects. Each Employee must promptly report any violation of the Code of Ethics of which he becomes aware to the Compliance Officer, regardless of whether the violation was committed by the Employee or another Employee. The Compliance Officer shall consider whether it is appropriate to protect the confidentiality of the identity of an Employee reporting a violation by another Employee. It is the strict policy of Numeric that no Employee shall be subject to any form of retaliation in connection with reporting a violation of the Code, and any person found to have engaged in retaliation may be subject to dismissal or other sanction.

Employees must certify in writing on an annual basis that they have read and understood this Manual, that they will conduct themselves professionally in complete accordance with the requirements and standards described here and that they are not aware of any violations of the Code during the prior year. A copy of Numeric's current form of compliance certificate is attached to this Manual as EXHIBIT C.

ADDITIONAL EMPLOYEE RESPONSIBILITIES

o    REPORT KNOWLEDGE OF ANY VIOLATIONS TO THE COMPLIANCE OFFICER.

Employees have an obligation to report to the Compliance Officer any knowledge they have of violations of this Manual or violations of any other applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing Numeric's professional, financial, or business activities. Failure to report knowledge of any violation will be considered a violation and will potentially subject the employee to immediate dismissal.

o    REPORT CLIENT COMPLAINTS.

Client complaints must be promptly reported to the Compliance Officer.

o    REPORT BROKER'S INVESTIGATION OR SANCTIONS.

Employees must promptly inform the Compliance Officer when they receive information that a broker with whom Numeric does business has its license revoked or is subject to an investigation that could lead to its license being revoked.

     K.   DESIGNATION OF AND RESPONSIBILITIES OF COMPLIANCE OFFICER


Rick Hanna shall serve as Numeric's Chief Compliance Officer (the "Compliance Officer") until such time as a new Compliance Officer is appointed by Numeric's Chief Executive Officer. In his absence, Numeric's Chief Executive Officer shall be the acting Compliance Officer. It will be the responsibility of the Compliance Officer to oversee the enforcement of the matters described in this Manual and to educate employees of their responsibilities herein. The Compliance Officer will provide new Employees with a copy of this Manual as soon as possible after they join the firm and, upon their request, of the Advisers Act and other applicable laws and regulations. The Compliance Officer shall conduct training for new and existing Employees on the provisions and requirements of this Manual from time to time as the Compliance Officer determines to be appropriate.

With the assistance of the compliance staff, the Compliance Officer will be regularly available for Employee consultation and will promptly return phone calls and emails from Employees. The Compliance Officer is responsible for staying current with significant new legal developments in the area of financial advisory services, fiduciary responsibilities, and insider trading and to convey such developments to Numeric's employees. As part of his/her duties, the Compliance Officer, together with other members of the compliance staff, shall conduct a review in accordance with Section 206(4)-7 of the Advisers Act, including a review of this Manual, no less frequently than annually. The review shall include consideration of any compliance matters that arose during the prior year, whether the existing policies have proven effective and any changes in the business activities of Numeric and any changes in the Advisers Act and related regulations that might necessitate revisions to the Manual.

The Compliance Officer will review all employee trading reports in a timely manner to identify any violation of the Code's approval procedures and any improper trades or any patterns of trading (including achieving execution or results which differ materially from the execution or results obtained for Clients) which suggest that an Employee may be engaging in abusive practices, and take such action as he or she deems necessary to obtain compliance with the policies set forth in this Manual and with applicable laws provided, however, that the trading report of the Compliance Officer shall be reviewed by the Chief Executive Officer of Numeric.

     L.   DRUG AND ALCOHOL POLICY

1.   INTRODUCTION

It is the goal of Numeric to provide for all of our Employees a workplace that is free of drug and alcohol abuse.

Numeric believes it to be critical that Numeric and Employees share a commitment to a safe and healthy work environment. An Employee who abuses drugs or alcohol poses a serious threat to his or her own well-being, to that of fellow Employees and to the general public. For the safety of the Employees and of others, Numeric and each Employee must be able to depend on each other Employee each other to report for work and to perform our duties free of alcohol and illegal drugs.

     THIS POLICY APPLIES TO ALL EMPLOYEES.

THIS POLICY DOES NOT IN ANY WAY CONSTITUTE, AND SHOULD NOT BE CONSTRUED TO CREATE, A CONTRACT OF EMPLOYMENT OR A PROMISE OF EMPLOYMENT BETWEEN AN EMPLOYEE AND NUMERIC. IT IS MERELY A GUIDE TO SOME OF NUMERIC'S POLICIES AND PROCEDURES AS OF THE DATE SET FORTH BELOW. NUMERIC RESERVES THE RIGHT TO DEPART FROM, INTERPRET, UPDATE, MODIFY, AMEND AND/OR RESCIND THE POLICIES AND OTHER MATTERS DESCRIBED HEREIN FROM TIME TO TIME IN ITS SOLE DISCRETION WITHOUT PRIOR NOTICE.

2. VOLUNTARY SELF-REFERRAL FOR TREATMENT


Numeric strongly encourages any Employee with a drug or alcohol problem to seek treatment before his or her job is jeopardized.

In Numeric's sole discretion, it may grant a leave of absence and reinstatement to any Employee who voluntarily seeks treatment in a residential drug or alcohol treatment program prior to violation of this policy. Among other things, evidence of successful completion of the program and the Employee's written commitment to remain drug and alcohol-free and to continue his/her participation in any recommended follow-up treatment will be required as a condition of continued employment.

3. DEFINITIONS

As used in this policy, the term "drug" means any controlled substance listed on Schedules I through V of the federal Controlled Substances Act. Controlled substances include, for example, narcotics such as codeine and heroin, depressants such as barbiturates, stimulants such as cocaine and amphetamines, hallucinogens such as LSD and PCP and cannabis (marijuana).

An "illegal drug" is any controlled substance that cannot be obtained legally (such as LSD) or that, although available legally (by prescription), has been obtained illegally. In other words, "illegal drugs" include not only "street" drugs, but also prescription drugs that have not been lawfully prescribed for the individual.

A "distribution" includes sale, purchase and any other form of transfer or attempted transfer.

4. PROHIBITIONS

(a) Alcohol and Illegal Drugs

Employees are prohibited from manufacturing, distributing, dispensing, possessing, or using illegal drugs, in any amount, while on Numeric premises or while at work or on duty. In addition, employees are prohibited from reporting for work or performing any work for Numeric, whether on or off Numeric premises, while abusing or under the influence of any drug, illegal drug, or alcohol, or having measurable traces of any illegal drug in his or her system. Violators of this policy may be subject to immediate discipline, up to and including termination.

(b) Prescribed and Over-the-Counter Drugs

This policy does not prohibit Employee use of legally-prescribed drugs, consistent with appropriate medical treatment plans, provided that use of such drugs does not impair the Employee's ability to perform safely and effectively. Any Employee using prescription medication that could impair the Employee's safety or job performance must report the use of such medication to Numeric prior to performance of such employee's duties. The Employee may be required to provide Numeric with a copy of the prescription and/or other medical verification. If the Employee is unable to perform his or her job duties safely and effectively while taking a prescribed medication, the Employee may be reassigned or, if no suitable position is available, placed on leave of absence.

The distribution of a prescription drug by one Employee to or from another is prohibited.

Employees are also prohibited from using or reporting to work under the influence of or impaired by any over-the-counter ("OTC") drug that could impair the Employee's safety or job performance. An exception is made in the case of an OTC drug taken as directed on the instructions of a physician, which drugs will be treated like prescription drugs for purposes of this policy.

III. PORTFOLIO MANAGEMENT

     A.   TRADE AGGREGATION AND ALLOCATION POLICY AND PROCEDURES

TRADE AGGREGATION AND ALLOCATION POLICY AND PROCEDURES

Our basic fiduciary obligations, as described in Section II.A. above, underlie our obligations to Clients when we trade for their accounts. With those obligations in mind, we have established the following policies and procedures for the aggregation and allocation of trades.